Exhibit 99.9

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. It should be read in conjunction with the circular to ScottishPower Shareholders which accompanies this Form of Election (the “Scheme Document”). If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 or, if you are in a territory outside the United Kingdom, is an appropriately authorised independent financial adviser.

All words and expressions defined in the Scheme Document have the same respective meanings in this Form of Election. Please read the terms and conditions of the Scheme, as set out in the Scheme Document, the terms of which are incorporated into and form part of this Form of Election.

If you have sold or otherwise transferred all of your ScottishPower Shares, please send this document and the accompanying documents at once to the purchaser or transferee, or to the bank, stockbroker or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. If you have sold or transferred part of your holding of ScottishPower Shares, please consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

Each of Morgan Stanley & Co. Limited and Morgan Stanley & Co. International Limited, which are authorised and regulated in the United Kingdom by the Financial Services Authority, are acting exclusively for ScottishPower and no one else in connection with the Offer and will not be responsible to anyone other than ScottishPower for providing the protections afforded to their clients nor for providing advice in relation to the Offer or the Scheme.

JPMorgan Cazenove Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for ScottishPower and no one else in connection with the Offer and will not be responsible to anyone other than ScottishPower for providing the protections afforded to its clients nor for providing advice in relation to the Offer or the Scheme.

Each of ABN AMRO Corporate Finance Limited, and Hoare Govett Limited, which are authorised and regulated in the United Kingdom by the Financial Services Authority, are acting exclusively for Iberdrola and no one else in connection with the Offer and will not be responsible to anyone other than Iberdrola for providing the protections afforded to the clients of ABN AMRO Corporate Finance Limited or Hoare Govett Limited nor for providing advice in relation to the Offer or the Scheme.

An application will be made by Iberdrola to the Bolsas de Valores for the New Iberdrola Shares to be admitted to trading on the Bolsas de Valores. It is expected that admission of the New Iberdrola Shares to trading on the Bolsas de Valores will become effective and that dealings for normal settlement will commence by the second Business Day following the Effective Date, which is expected to be on or around 25 April 2007. Iberdrola does not intend to apply for a listing of the New Iberdrola Shares on the London Stock Exchange or the New York Stock Exchange and Iberdrola does not intend to apply for a listing of Iberdrola ADSs on any exchange.

In accordance with Rule 12g-3 of the Exchange Act, on the Effective Date, the New Iberdrola Shares and Iberdrola ADSs will be deemed to be registered with the SEC under the Exchange Act. Accordingly, Iberdrola will succeed to ScottishPower’s status as a registrant under the Exchange Act and will therefore become subject to the ongoing reporting obligations of the Exchange Act for so long as Iberdrola remains a registrant. Such reporting obligations include the requirement to file with the SEC annual reports on Form 20-F and to submit to the SEC periodic and other reports on Form 6-K. Iberdrola intends to seek to de-register the Iberdrola Shares and Iberdrola ADSs under the Exchange Act at the earliest practicable date following the Effective Date.

FORM OF ELECTION

for the Mix and Match Facility and the Loan Note Alternative

for use by Scheme Shareholders

in connection with the

SCHEME OF ARRANGEMENT

(under Section 425 of the Companies Act 1985)

Between

SCOTTISH POWER PLC

and

THE SCHEME SHAREHOLDERS

Completed and valid Forms of Election must be returned by post or by hand (during normal business hours) to Lloyds TSB Registrars at 3rd Floor, Princess House, 1 Suffolk Lane, London EC4R 0AX by 3.00 p.m. on 19 April 2007 (or such later time (if any) to which the right to make an election may be extended)

ACTION TO BE TAKEN

Before completing this Form of Election, please read carefully the section headed “Action to be Taken” in paragraph 4 of Part 1 of the Scheme Document and the notes on completing the Form of Election in Part 12 of the Scheme Document.

Under the terms of the Offer, you may, subject to the elections made by other ScottishPower Shareholders, elect to receive a higher or lower proportion of cash consideration or New Iberdrola Shares than that available under the principal terms of the Offer.

If you wish to receive the basic consideration due under the Offer, the economic effect of which will be 400 pence in cash and 0.1646 of a New Iberdrola Share for each ScottishPower Share held (the “Basic Consideration”), and do not wish to make an election for the Mix and Match Facility or the Loan Note Alternative, do not return this Form of Election.

If you hold ScottishPower ADSs, please use the light yellow ADS Letter of Transmittal and Election Form in relation to any ScottishPower ADSs you hold. When completing this Form of Election, you should not make any elections in respect of any such ScottishPower ADSs. If you hold options under any of the ScottishPower Share Schemes, please use the relevant Form of Election provided in relation to shares resulting from the exercise of options and/or the vesting of shares. When completing this Form of Election, you should not make any elections in respect of any such shares.

•	To make an election for the Mix and Match Facility and/or the Loan Note Alternative, please:

-	read the Instructions contained in this Form of Election; and

-	complete the first page of this Form of Election.

-	If you hold ScottishPower Shares jointly with others, you must arrange for all of your co-holders to sign this Form of Election.

•

If you hold your ScottishPower Shares in certificated form, you must sign and return this Form of Election to Lloyds TSB Registrars at the address below. A pre-paid envelope is provided for this purpose for use in the UK only.

•

If you hold your ScottishPower Shares in uncertificated form (i.e. in CREST), you should comply with the procedure set out in Part 12 of the Scheme Document and ensure that an Electronic Election is made which settles no later than 3.00 p.m. on 19 April 2007 (or such later time (if any) to which the right to make an election may be extended).

•

If you hold ScottishPower Shares in both uncertificated and certificated form (that is, both in CREST and not in CREST), you must complete a Form of Election for those ScottishPower Shares held in certificated form and make an Electronic Election in respect of those ScottishPower Shares held in uncertificated form. Similarly, you should complete separate Forms of Election for ScottishPower Shares held in certificated form but under different designations. You can obtain further Forms of Election by contacting Lloyds TSB Registrars on Freefone 0800 023 2559 or, if calling from outside the United Kingdom, on +44 1903 276 326.

•

A Form of Election which is received in an envelope post-marked in any jurisdiction where Iberdrola in its sole discretion has determined that the Mix and Match Facility and/or the Loan Note Alternative may be in breach of the relevant laws of that jurisdiction (or otherwise appearing to ScottishPower, Iberdrola or their respective agents to have been sent from any of those jurisdictions), may be rejected as an invalid election.

•

If this Form of Election is not received by 3.00 p.m. on 19 April 2007 (or such later time (if any) to which the right to make an election may be extended) or if you do not make a valid election, you will be deemed to have elected for the Basic Consideration.

If you are in any doubt as to how to complete this Form of Election, please telephone Lloyds TSB Registrars on Freefone 0800 023 2559 or, if calling from outside the United Kingdom, on +44 1903 276 326. The Registrar’s address is Lloyds TSB Registrars at 3rd Floor, Princess House, 1 Suffolk Lane, London EC4R 0AX.

For meanings of capitalised terms used in this Form of Election, please see Part 15 of the Scheme Document.

DO NOT DETACH ANY PART OF THIS FORM OF ELECTION

FORM OF ELECTION

HOW TO COMPLETE THIS FORM

Please follow these instructions when completing the Form on the first page.

IF YOU WISH TO RECEIVE THE BASIC CONSIDERATION, YOU NEED TAKE NO ACTION.

This Form of Election should only be returned if you wish to make an election for the Mix and Match Facility and/or the Loan Note Alternative.

Elections under the Mix and Match Facility and Loan Note Alternative will be irrevocable once made.

1	TO MAKE AN ELECTION FOR MORE CASH UNDER THE MIX AND MATCH FACILITY

To elect for more cash instead of New Iberdrola Shares to which you are entitled under the Basic Consideration, you should either insert in Box 1A a tick “✓” if you wish to receive cash in respect of all of your ScottishPower Shares or, in Box 1B, insert the number of ScottishPower Shares in respect of which you wish to elect to receive more cash rather than New Iberdrola Shares.

Elections will only be accepted in respect of whole numbers of ScottishPower Shares. If you tick Boxes 1A and 2A, you will receive your entitlement under the Basic Consideration as if you had not elected for more cash or more New Iberdrola Shares. The number entered or deemed to be entered in Box 1B may not exceed the number of ScottishPower Shares of which you are the registered holder at the Reorganisation Record Time. If you complete a number of ScottishPower Shares in Box 1B and tick Box 2A, you will be deemed to have elected for the number of ScottishPower Shares in Box 1B for more cash and your election for more New Iberdrola Shares will be invalid. If you enter an amount in Box 1B and also in Box 2B and the total amount exceeds the number of ScottishPower Shares of which you are the registered holder at the Reorganisation Record Time, your elections will be scaled back pro rata. If you tick Box 1A and complete a number of ScottishPower Shares in Box 1B, you will be deemed to have elected for the number of ScottishPower Shares in Box 1B for more cash and you will receive the Basic Consideration in respect of those ScottishPower Shares for which you have been deemed not to have elected for more cash.

If your election for more cash under the Mix and Match Facility is invalid for any reason, you will receive your entitlement under the Basic Consideration as if you had not elected for more cash. To the extent that your total elections for cash consideration under this Form of Election cannot be satisfied in full, they will be scaled down pro rata as set out in paragraph 4 of Part 4 and Clause 2(G)(i) of Part 14 of the Scheme Document.

2	TO MAKE AN ELECTION FOR MORE NEW IBERDROLA SHARES UNDER THE MIX AND MATCH FACILITY

To elect for more New Iberdrola Shares instead of cash to which you are entitled under the Basic Consideration, you should either insert in Box 2A a tick “✓” if you wish to receive New Iberdrola Shares in respect of all of your ScottishPower Shares or, in Box 2B, insert the number of ScottishPower Shares in respect of which you wish to elect to receive more New Iberdrola Shares rather than cash.

Elections will only be accepted in respect of whole numbers of ScottishPower Shares. If you tick Boxes 2A and 1A, you will receive your entitlement under the Basic Consideration as if you had not elected for more New Iberdrola Shares or more cash. The number entered or deemed to be entered in Box 2B may not exceed the number of ScottishPower Shares of which you are the registered holder at the Reorganisation Record Time. If you complete a number of ScottishPower Shares in Box 2B and tick Box 1A, you will be deemed to have elected for the number of ScottishPower Shares in Box 2B for more New Iberdrola Shares and your election for more cash will be invalid. If you enter an amount in Box 2B and also in Box 1B and the total amount exceeds the number of ScottishPower Shares of which you are the registered holder at the Reorganisation Record Time, your elections will be scaled back pro rata. If you tick Box 2A and complete a number of ScottishPower Shares in Box 2B, you will be deemed to have elected for the number of ScottishPower Shares in Box 2B for more New Iberdrola Shares and you will receive the Basic Consideration in respect of those ScottishPower Shares for which you have been deemed not to have elected for more New Iberdrola Shares.

If your election for more New Iberdrola Shares under the Mix and Match Facility is invalid for any reason, you will receive your entitlement under the Basic Consideration as if you had not elected for more New Iberdrola Shares. To the extent that your total elections for New Iberdrola Shares under this Form of Election cannot be satisfied in full, they will be scaled down pro rata as set out in paragraph 4 of Part 4 and Clause 2(G)(i) of Part 14 of the Scheme Document.

3	TO MAKE AN ELECTION TO RECEIVE LOAN NOTES INSTEAD OF ALL OR PART OF THE CASH TO WHICH YOU WOULD OTHERWISE HAVE BEEN ENTITLED

To elect to receive Loan Notes instead of all or part of the cash to which you would otherwise have been entitled, you should insert in Box 3 the amount, expressed as a percentage of your total cash entitlement, in relation to which you would instead like to receive Loan Notes.

The election should be made in multiples of 1%. Any election made for anything other than a multiple of 1% will be rounded down to the nearest 1%. Any election cannot exceed 100%. If it does, it will deemed to be an election in respect of 100% of your total cash entitlement.

Loan Notes will only be issued in multiples of £1, and any fraction of £1 will not be issued but will instead be settled by cash.

The Loan Note Alternative shall not be available to Excluded Overseas Persons or a person whom Iberdrola believes to be an Excluded Overseas Person. If valid elections for the Loan Note Alternative would result in the issue of less than £20 million in nominal amount of Loan Notes in aggregate, all such elections shall be invalid and of no effect and no Loan Notes shall be allotted by Iberdrola. Further, if aggregate elections for the Loan Note Alternative are greater than £750 million they will be scaled back on a pro rata basis.

4	SIGNATURES

All ScottishPower Shareholders who are individuals should sign and date this Form of Election in the presence of an independent witness who should sign this Form of Election and insert their name and address. The independent witness must be at least 18 years of age and must not be your spouse or other immediate family member. If this Form of Election is not signed by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) signing this Form of Election. The person signing this Form of Election should provide evidence of his authority. If this Form of Election is signed under a power of attorney, the original power of attorney (or a duly certified copy) should accompany this Form of Election. This Form of Election shall form a binding legal contract when executed by you (or whoever signs on your behalf) and any joint holders.

A company may execute this Form of Election under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 36A of the Companies Act applies may execute this Form of Election by two directors or one director and the company secretary signing the execution part of Box 4. A company incorporated in Scotland may execute this Form of Election in accordance with the Requirements of Writing (Scotland) Act 1995 by two directors or one director and the company secretary signing the execution part of Box 4. A company incorporated outside Great Britain may sign in accordance with the provisions of the Foreign Companies (Execution of Documents) Regulations 1994. In all cases, the name of the company must be inserted above the signatures.

5	ALTERNATIVE ADDRESS

If you wish to notify Lloyds TSB Registrars of a change of address or wish the cash consideration and/or any return documents to be sent to someone other than the sole or first named registered holder at their registered address, insert in Box 5 in BLOCK CAPITALS your new address or the name and address of the person or agent (e.g. your bank) in the United Kingdom to whom you wish the consideration or return documents to be sent.

6	CONTACT DETAILS

Please insert in Box 6 a telephone number on which you can be contacted during working hours.

DO NOT DETACH ANY PART OF THIS FORM OF ELECTION

FORM OF ELECTION

PLEASE COMPLETE (IN BLACK INK AND BLOCK CAPITALS) AS EXPLAINED ON PAGES OVERLEAF OF THIS FORM OF ELECTION

IF YOU WISH TO RECEIVE THE BASIC CONSIDERATION AND DO NOT WISH TO MAKE AN ELECTION FOR THE MIX AND MATCH FACILITY OR THE LOAN NOTE ALTERNATIVE, DO NOT RETURN THIS FORM OF ELECTION

For your information only, this is the number of ScottishPower Shares held by you at 19 February 2007, or later if you become a ScottishPower Shareholder after this date:

REGISTERED SHAREHOLDING DETAILS	1

TO ELECT UNDER THE MIX AND MATCH FACILITY FOR MORE CASH

Complete Box 1A or 1B and, if appropriate, Boxes 2, 3, 5 and/or 6 and then sign

Box 4 in the presence of an independent witness.

If you tick Box 1A you must not tick Box 2A. If, however, you have completed Box 1B,

the number in Box 1B, when added to any number inserted in Box 2B, may not exceed the number of ScottishPower Shares you will hold at the Reorganisation Record Time.

Box 1A Tick ✓ if you wish to receive cash instead of New Iberdrola Shares in respect of all your ScottishPower Shares: Box 1A → OR ☐
Box 1B Insert number of ScottishPower Shares for which you wish to elect to receive more cash instead of New Iberdrola Shares:

Box 1B

2

TO ELECT UNDER THE MIX AND MATCH FACILITY FOR MORE NEW IBERDROLA SHARES

Complete Box 2A or 2B, and if appropriate, Boxes 1, 3, 5 and/or 6, and then sign Box 4 below in the presence of an independent witness.

If you tick Box 2A you must not tick Box 1A. If, however, you have completed Box 2B, the number in Box 2B, when added to any number inserted in Box 1B, may not exceed the number of ScottishPower Shares you will hold at the Reorganisation Record Time.

Box 2A Tick ✓ if you wish to receive New Iberdrola Shares instead of cash in respect of all your ScottishPower Shares: Box 2A → OR ☐
Box 2B Insert number of ScottishPower Shares for which you wish to elect to receive more New Iberdola Shares instead of cash:
Box 2B

3	TO ELECT FOR LOAN NOTES Complete Box 3, and if appropriate, Boxes 1, 2, 5 and/or 6, and then sign Box 4 below in the presence of an independent witness. The number in Box 3 must be in multiples of 1%.	Box 3 Percentage of your total cash consideration that you wish to elect to receive in Loan Notes (not to exceed 100%):

%

4	SIGNATURE CONFIRMING YOUR ELECTIONS

	BOX 4 - EXECUTION BY INDIVIDUAL(S) Signed by Holder One	Date	Witnessed by	Name of Witness

Address of Witness
	Signed by Holder Two	Date	Witnessed by	Name of Witness

Address of Witness
	Signed by Holder Three	Date	Witnessed by	Name of Witness

Address of Witness
	Signed by Holder Four	Date	Witnessed by	Name of Witness

Address of Witness

Signing under Power of Attorney. If you are signing under power of attorney, please tick ✓ the box and attach the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971).

☐

Note: All ScottishPower Shareholders who are individuals should sign and date this Form of Election in accordance with the instructions at Instruction 4 of this Form of Election.

EXECUTION BY A COMPANY	Tick ✓ Box 4A if you are affixing a company seal	4A
Name of Company
Affix company seal here
Executed on behalf of acting by:

Name of Director	Signature	Date

Name of Director/Secretary	Signature	Date

Note: All ScottishPower Shareholders which are companies should sign and date this Form of Election in accordance with the instructions at Instruction 4 of this Form of Election.

5	CHANGE OF ADDRESS OR ALTERNATIVE ADDRESS FOR CONSIDERATION (TO BE COMPLETED IN BLOCK CAPITALS)
Address in the United Kingdom to which consideration and/or documents is/are to be sent instead of the address at the top of this form.

5A

If you are advising a change of address, tick ✓ Box 5A and insert your details below. If you would like the consideration sent to an alternative address to that shown at the top of this page, tick ✓ Box 5B and insert your details below.

5B

First Name
Surname

	House Number	Post Code
Address Details

Country

6	CONTACT DETAILS
Telephone number on which you can be contacted during working hours

DO NOT DETACH ANY PART OF THIS FORM OF ELECTION – Please see over for more information

NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM OF ELECTION

In order to be valid, this Form of Election must (except as described below) be signed personally by the registered ScottishPower Shareholder or by all the joint registered ScottishPower Shareholders. If any such ScottishPower Shareholder is a corporation, see Instruction 4 of this Form of Election.

1	If the registered ScottishPower Shareholder is away from home (e.g. abroad)

Send this Form of Election by the quickest means (e.g. airmail) to the ScottishPower Shareholder for execution or, if he/she has executed a power of attorney, have this Form of Election signed by the attorney. In the latter case, you should follow the instructions in Note 4 below.

2	If the sole registered ScottishPower Shareholder has died

If probate or letters of administration has/have been registered with ScottishPower, this Form of Election must be signed by the personal representative(s) of the deceased and returned to the Registrar. If probate or letters of administration has/have not been registered with ScottishPower, the personal representative(s) should sign this Form of Election and forward it to the Registrar together with evidence of that personal representative’s authority to sign.

3	If one of the registered ScottishPower Shareholders in a joint account has died

The surviving registered ScottishPower Shareholder(s) should complete this Form of Election and return it to the Registrar accompanied by a copy of the death certificate and the relevant probate or letters of administration of the deceased ScottishPower Shareholder.

4	If this Form of Election is signed under a Power of Attorney

The completed Form of Election should be returned to the Registrar accompanied by the original power of attorney (or a duly certified copy), as so provided in the Powers of Attorney Act 1971. The power of attorney will be noted and returned. No other signatures will be accepted.

5	If the registered ScottishPower Shareholder does not return this Form of Election

If the registered ScottishPower Shareholder does not return this Form of Election to the Registrar by 3.00 p.m. on 19 April 2007 (or such later time (if any) to which the right to make an election may be extended) or does not make a valid election using this Form of Election, he/she will be deemed to have elected for the Basic Consideration.

6	If your name or other particulars are shown incorrectly on the share certificate, e.g.:

(a) Name on the certificate	John Smith
Correct name	James John Smith

Complete this Form of Election with the correct name and lodge it accompanied by a letter from your stockbroker or solicitor confirming that the person described on the certificate and the person who signed this Form of Election are one and the same.

(b)	Incorrect address

Write the correct address in Box 5 of this Form of Election.

(c)	Change of name

If you have changed your name, lodge your marriage certificate or the deed poll with this Form of Election for noting.

ScottishPower Shareholders who are resident in, or citizens or nationals of, jurisdictions outside the United Kingdom should consult their professional adviser to ascertain whether the Offer will be subject to any restrictions or require compliance with any formalities imposed by the laws or regulations of, or any body or authority located in, the jurisdictions in which they are resident. Your attention is drawn to paragraph 27 of Part 4 of the Scheme Document.

In addition, the distribution of this Form of Election, the Scheme Document or the accompanying documents in certain jurisdictions may be restricted by law. Persons into whose possession such documents come should inform themselves about and observe any legal requirements applicable to their relevant jurisdiction.

IF YOU WISH TO RECEIVE THE BASIC CONSIDERATION AND DO NOT WISH TO MAKE AN ELECTION FOR THE MIX AND MATCH FACILITY OR THE LOAN NOTE ALTERNATIVE, DO NOT RETURN THIS FORM OF ELECTION.

Printed by RR Donnelley 91221